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EXHIBIT 11.1---STATEMENT RE:  COMPUTATION OF  PER SHARE EARNINGS (UNAUDITED)

GALAGEN INC.
(A DEVELOPMENT STAGE COMPANY)

                                                                                                                  Period from
                                                                                                                  November 17,
                                              For the Three months Ended      For the Nine months Ended       1987 (inception) to
                                             -----------------------------   ----------------------------     -------------------
                                             September 30,   September 30,   September 30,   September 30,        September 30,
                                                 1997            1996            1997            1996                  1997
                                                 ----            ----            ----            ----                  ----
Primary Loss Per Share:

Average shares outstanding                      7,186,180      7,134,136       7,173,078       6,450,999             2,087,995

SAB No. 83 shares - for stock options
granted at exercise prices less than the
initial public offering price during the 12
months preceding the initial public
offering using the treasury method                  -               -               -                -                 109,163
                                             ---------------------------------------------------------------------------------
Total                                           7,186,180      7,134,136       7,173,078        6,450,999            2,197,157
                                             ---------------------------------------------------------------------------------
                                             ---------------------------------------------------------------------------------

Net loss                                      $(1,282,943)   $(1,955,731)    $(4,316,437)    $(12,661,123)        $(51,500,357)
                                             ---------------------------------------------------------------------------------
                                             ---------------------------------------------------------------------------------

Net loss per share                                 $(0.18)        $(0.27)         $(0.60)          $(1.96)             $(23.44)
                                             ---------------------------------------------------------------------------------
                                             ---------------------------------------------------------------------------------

Fully Diluted Loss Per Share:

Average shares outstanding                      7,186,180      7,134,136       7,173,078        6,450,999            2,087,995

SAB No. 83 shares - for stock options
granted at exercise prices less than the
initial public offering price during the 12
months preceding the initial public
offering using the treasury method                   -              -               -                -                 109,163

Assumed conversion of all series of
convertible preferred stock                          -              -               -                -                 611,383
                                             ---------------------------------------------------------------------------------
Total                                           7,186,180      7,134,136       7,173,078        6,450,999            2,808,541
                                             ---------------------------------------------------------------------------------
                                             ---------------------------------------------------------------------------------

Net loss                                      $(1,282,943)   $(1,955,731)     $(4,316,437)   $(12,661,123)        $(51,500,357)
                                             ---------------------------------------------------------------------------------
                                             ---------------------------------------------------------------------------------

Net loss per share                                 $(0.18)        $(0.27)          $(0.60)         $(1.96)             $(18.34)
                                             ---------------------------------------------------------------------------------
                                             ---------------------------------------------------------------------------------
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